Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in the foregoing Registration Statement on Form S-3 (File No. 333- ) of our report dated April 1, 2019, relating to the financial statements of Sound Concepts, Inc. as of December 31, 2018 and 2017 and for the years then ended. We also consent to the reference to our firm under the caption “Experts”.

Weinberg & Company, P.A.

Los Angeles, California

September 16, 2019